The Investment Sub-Advisory Agreement, dated December 29, 2006, for MFS Series Trust XII, is contained in Post-Effective Amendment No. 6 to the Registration Statement for MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on March 2, 2007, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.